Exhibit 99.1

RCI Reports 1Q22 Results

HOUSTON—February 9, 2022—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the fiscal 2022 first quarter ended December 31, 2021, and filed its Form 10-Q.

Highlights 1Q22 vs. 1Q21

●	Total revenues of $61.8 million vs. $38.4 million

●	EPS of $1.12 vs. $1.07

●	Non-GAAP EPS* of $1.10 vs. $0.39

●	Net cash from operating activities of $16.3 million vs. $6.3 million

●	Free cash flow* of $15.3 million vs. $5.7 million

●	Net income of $10.6 million vs. $9.5 million

●	Adjusted EBITDA* of $18.0 million vs. $8.7 million

* See “Non-GAAP Financial Measures” below

Eric Langan, President and CEO of RCI Hospitality Holdings, Inc., stated: “We want to thank our teams for delivering yet another strong quarter. Nightclubs and Bombshells continued to perform well. Our 12 recent club acquisitions and new company-owned Bombshells in Arlington, TX also contributed to results for part of the quarter. We didn’t experience any noticeable impact until December from Omicron, which, to date, has cycled quickly through our markets.

“Looking ahead, we expect further progress with our recent club acquisitions, our first Bombshells franchise to open in San Antonio, TX, and the soft launch of our AdmireMe.com site. We are actively pursuing new club acquisitions as well as Bombshells company-owned locations and franchisees. Our recently announced $18.7 million bank loan has provided us with additional capital to deploy in line with our capital allocation strategy. We had approximately $32 million cash on hand at the end of January.”

Conference Call Today at 4:30 PM ET

●	Live Participant Phone: Toll Free 877-545-0523, International 973-528-0016, Passcode: 203629
●	Live webcast, slides or replay link: https://www.webcaster4.com/Webcast/Page/2209/44464
●	Phone replay: Toll Free 877-481-4010, International 919-882-2331, Passcode: 44464

Meet Management Tonight at 6:00 PM ET

●	Investors are invited to meet management at one of RCI’s top revenue generating clubs
●	Rick’s Cabaret New York, 50 W. 33rd Street, New York, NY, between Fifth Avenue and Broadway
●	RSVP your contact information to gary.fishman@anreder.com by 5:00 PM ET today

1Q22 Segments

●	Nightclubs: 1Q22 revenues of $46.8 million, operating margin of 40.1%, and income from operations of $18.7 million. This compares to 1Q21 revenues of $25.2 million, operating margin of 33.7%, and income from operations of $8.5 million. Revenues and income from operations increased approximately 86% and 121%, respectively, compared to 1Q21, which was still heavily impacted by government restrictions related to COVID-19. Clubs acquired in October-November 2021 contributed approximately 29% of the increase in revenues and approximately 17% of the increase in operating income. Segment revenues and operating margin also benefited from a 107% year-over-year increase in high-margin service revenues.

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●	Bombshells: 1Q22 revenues of $14.8 million, operating margin of 19.0%, and income from operations of $2.8 million. This compares to 1Q21 revenues of $13.0 million, operating margin of 20.9%, and income from operations of $2.7 million. The new location in Arlington, TX, which opened early December, contributed approximately 45% of the increase in revenues and set a record for first month revenues for a new Bombshells. Operating margin and income were affected by a little more than two months of pre-opening costs without sales for Arlington.

1Q22 Consolidated (comparisons to 1Q21 and % are of total revenues unless indicated otherwise)

●	Margin improvements in cost of goods sold (14.4% vs. 16.2%), salaries and wages (26.7% vs. 29.9%), and SG&A (29.9% vs. 31.6%) reflected higher Nightclubs sales and margins.

●	Operating margin was 25.7% vs. 17.1%.

●	Interest expense increased $170 thousand primarily due to higher debt related to the October-November acquisitions, but as a percentage of revenues declined to 4.2% from 6.3%.

●	Non-operating gains totaled $84 thousand compared to $4.9 million, reflecting the previously reported 1Q21 debt forgiveness.

●	Income taxes were a $2.9 million expense compared to a benefit of $384 thousand. 1Q21 benefited from a change in the deferred tax asset valuation allowance.

●	Weighted average shares outstanding increased 4.3%, reflecting the partial quarter effect of the shares issued for 11 clubs acquired on October 18, 2021.

●	Debt was $161.9 million at 12/31/21 compared to $125.2 million at 9/30/21. This increase primarily reflected previously reported debt used to finance the October 2021 club acquisitions.

Note

●	As of the release of this report, we do not know the future extent and duration of the impact of COVID-19 on our businesses. We will continually monitor and evaluate our cash flow situation to determine whether any measures need to be instituted.

●	All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc., and its subsidiaries, unless the context indicates otherwise.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:

●	Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, and (d) settlement of lawsuits. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.

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●	Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, (d) unrealized gains or losses on equity securities, (e) settlement of lawsuits, (f) gain on debt extinguishment, and (g) the income tax effect of the above-described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 22.3% and 19.1% effective tax rate of the pre-tax non-GAAP income before taxes for the three months ended December 31, 2021 and 2020, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.

●	Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) unrealized gains or losses on equity securities, (g) settlement of lawsuits, and (h) gain on debt extinguishment. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.

●	Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.

About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) www.rcihospitality.com

With more than 50 units, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in gentlemen’s clubs and sports bars/restaurants. Clubs in New York City, Chicago, Dallas-Fort Worth, Houston, Miami, Minneapolis, Denver, St. Louis, Charlotte, Pittsburgh, Raleigh, Louisville, and other markets operate under brand names such as Rick’s Cabaret, XTC, Club Onyx, Vivid Cabaret, Jaguars Club, Tootsie’s Cabaret, and Scarlett’s Cabaret. Sports bars/restaurants operate under the brand name Bombshells Restaurant & Bar.

Forward-Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company’s businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI’s annual report on Form 10-K for the year ended September 30, 2021, as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.

Media & Investor Contacts

Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	September 30,	December 31,
	2021	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$17,954	$35,686	$16,967
Accounts receivable, net	6,012	7,570	5,334
Current portion of notes receivable	225	220	211
Inventories	3,530	2,659	2,394
Prepaid expenses and other current assets	8,245	1,928	5,348
Assets held for sale	3,113	4,887	-
Total current assets	39,079	52,950	30,254
Property and equipment, net	203,878	175,952	180,548
Operating lease right-of-use assets	35,845	24,308	25,125
Notes receivable, net of current portion	5,512	2,839	2,965
Goodwill	54,484	39,379	45,686
Intangibles, net	125,314	67,824	73,149
Other assets	1,566	1,367	882
Total assets	$465,678	$364,619	$358,609

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$5,807	$4,408	$3,601
Accrued liabilities	18,413	10,403	13,100
Current portion of debt obligations, net	9,003	6,434	15,685
Current portion of operating lease liabilities	2,288	1,780	1,658
Total current liabilities	35,511	23,025	34,044
Deferred tax liability, net	22,040	19,137	20,390
Debt, net of current portion and debt discount and issuance costs	152,847	118,734	119,136
Operating lease liabilities, net of current portion	35,154	24,150	25,017
Other long-term liabilities	357	350	360
Total liabilities	245,909	185,396	198,947

Commitments and contingencies

Equity
Preferred stock	-	-	-
Common stock	95	90	90
Additional paid-in capital	80,397	50,040	50,040
Retained earnings	139,888	129,693	110,080
Total RCIHH stockholders’ equity	220,380	179,823	160,210
Noncontrolling interests	(611)	(600)	(548)
Total equity	219,769	179,223	159,662
Total liabilities and equity	$465,678	$364,619	$358,609

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share, number of shares and percentage data)

	For the Three Months Ended December 31,
	2021		2020
	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$26,431	42.7%	$17,360	45.2%
Sales of food and merchandise	10,894	17.6%	8,609	22.4%
Service revenues	20,876	33.8%	10,060	26.2%
Other	3,635	5.9%	2,369	6.2%
Total revenues	61,836	100.0%	38,398	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	4,834	18.3%	3,262	18.8%
Food and merchandise sold	3,957	36.3%	2,889	33.6%
Service and other	100	0.4%	53	0.4%
Total cost of goods sold (exclusive of items shown below)	8,891	14.4%	6,204	16.2%
Salaries and wages	16,505	26.7%	11,486	29.9%
Selling, general and administrative	18,486	29.9%	12,152	31.6%
Depreciation and amortization	2,194	3.5%	2,023	5.3%
Other gains, net	(151)	-0.2%	(50)	-0.1%
Total operating expenses	45,925	74.3%	31,815	82.9%
Income from operations	15,911	25.7%	6,583	17.1%
Other income (expenses)
Interest expense	(2,604)	-4.2%	(2,434)	-6.3%
Interest income	106	0.2%	60	0.2%
Non-operating gains, net	84	0.1%	4,916	12.8%
Income before income taxes	13,497	21.8%	9,125	23.8%
Income tax expense (benefit)	2,933	4.7%	(384)	-1.0%
Net income	10,564	17.1%	9,509	24.8%
Net loss attributable to noncontrolling interests	11	0.0%	134	0.3%
Net income attributable to RCIHH common shareholders	$10,575	17.1%	$9,643	25.1%

Earnings per share
Basic and diluted	$1.12		$1.07

Weighted average shares outstanding
Basic and diluted	9,407,519		9,019,088

Dividends per share	$0.04		$0.04

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP FINANCIAL MEASURES

(in thousands, except per share, number of shares and percentage data)

	For the Three Months Ended
	December 31,
	2021	2020
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common stockholders	$10,575	$9,643
Income tax expense (benefit)	2,933	(384)
Interest expense, net	2,498	2,374
Settlement of lawsuits	192	152
Gain on sale of businesses and assets	(342)	(5)
Gain on debt extinguishment	(85)	(4,949)
Unrealized loss on equity securities	1	33
Gain on insurance	(1)	(197)
Depreciation and amortization	2,194	2,023
Adjusted EBITDA	$17,965	$8,690

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common stockholders	$10,575	$9,643
Amortization of intangibles	50	79
Settlement of lawsuits	192	152
Gain on sale of businesses and assets	(342)	(5)
Gain on debt extinguishment	(85)	(4,949)
Unrealized loss on equity securities	1	33
Gain on insurance	(1)	(197)
Net income tax effect	(38)	(1,219)
Non-GAAP net income	$10,352	$3,537

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	9,407,519	9,019,088
GAAP diluted earnings per share	$1.12	$1.07
Amortization of intangibles	0.01	0.01
Settlement of lawsuits	0.02	0.02
Gain on sale of businesses and assets	(0.04)	(0.00)
Gain on debt extinguishment	(0.01)	(0.55)
Unrealized loss on equity securities	0.00	0.00
Gain on insurance	(0.00)	(0.02)
Net income tax effect	(0.00)	(0.14)
Non-GAAP diluted earnings per share	$1.10	$0.39

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$15,911	$6,583
Amortization of intangibles	50	79
Settlement of lawsuits	192	152
Gain on sale of businesses and assets	(342)	(5)
Gain on insurance	(1)	(197)
Non-GAAP operating income	$15,810	$6,612

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	25.7%	17.1%
Amortization of intangibles	0.1%	0.2%
Settlement of lawsuits	0.3%	0.4%
Gain on sale of businesses and assets	-0.6%	0.0%
Gain on insurance	0.0%	-0.5%
Non-GAAP operating margin	25.6%	17.2%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$16,264	$6,274
Less: Maintenance capital expenditures	998	605
Free cash flow	$15,266	$5,669

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RCI HOSPITALITY HOLDINGS, INC.

SEGMENT INFORMATION

(in thousands)

	For the Three Months Ended
	December 31,
	2021	2020
Revenues
Nightclubs	$46,781	$25,197
Bombshells	14,771	13,006
Other	284	195
	$61,836	$38,398

Income (loss) from operations
Nightclubs	$18,736	$8,495
Bombshells	2,802	2,717
Other	(43)	(75)
General corporate	(5,584)	(4,554)
	$15,911	$6,583

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RCI HOSPITALITY HOLDINGS, INC.

NON-GAAP SEGMENT INFORMATION

($ in thousands)

	For the Three Months Ended December 31, 2021					For the Three Months Ended December 31, 2020
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$18,736	$2,802	$(43)	$(5,584)	$15,911	$8,495	$2,717	$(75)	$(4,554)	$6,583
Amortization of intangibles	47	3	-	-	50	47	4	28	-	79
Settlement of lawsuits	177	10	-	5	192	118	34	-	-	152
Loss (gain) on sale of businesses and assets	45	13	-	(400)	(342)	-	-	-	(5)	(5)
Gain on insurance	(1)	-	-	-	(1)	(197)	-	-	-	(197)
Non-GAAP operating income (loss)	$19,004	$2,828	$(43)	$(5,979)	$15,810	$8,463	$2,755	$(47)	$(4,559)	$6,612

GAAP operating margin	40.1%	19.0%	-15.1%	-9.0%	25.7%	33.7%	20.9%	-38.5%	-11.9%	17.1%
Non-GAAP operating margin	40.6%	19.1%	-15.1%	-9.7%	25.6%	33.6%	21.2%	-24.1%	-11.9%	17.2%

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RCI HOSPITALITY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended
	December 31, 2021	December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,564	$9,509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,194	2,023
Deferred income tax benefit	-	-
Gain on sale of businesses and assets	(523)	(5)
Gain on debt extinguishment	(83)	(4,920)
Unrealized loss on equity securities	1	33
Amortization of debt discount and issuance costs	51	51
Doubtful accounts expense (reversal) on notes receivable	17	(93)
Noncash lease expense	629	421
Gain on insurance	-	(250)
Changes in operating assets and liabilities:
Accounts receivable	1,344	1,433
Inventories	(445)	(22)
Prepaid expenses, other current assets and other assets	(6,519)	1,125
Accounts payable, accrued and other liabilities	9,034	(3,031)
Net cash provided by operating activities	16,264	6,274
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	803	-
Proceeds from insurance	185	250
Proceeds from notes receivable	34	26
Payments for property and equipment and intangible assets	(9,850)	(1,289)
Acquisition of businesses, net of cash acquired	(39,302)	-
Net cash used in investing activities	(48,130)	(1,013)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	17,002	-
Payments on debt obligations	(2,488)	(1,745)
Purchase of treasury stock	-	(1,794)
Payment of dividends	(380)	(360)
Net cash provided by (used in) financing activities	14,134	(3,899)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(17,732)	1,362
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	35,686	15,605
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$17,954	$16,967

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